Exhibit 10.2

PLACER SIERRA BANCSHARES

AMENDED AND RESTATED 2002 STOCK OPTION PLAN

TABLE OF CONTENTS

1.	PURPOSE.		1

2.	DEFINITIONS.		1

	(a)	“Affiliate”	1

	(b)	“Agreement”	1

	(c)	“Award”	2

	(d)	“Board of Directors”	2

	(e)	“Code”	2

	(f)	“Committee”	2

	(g)	“Company”	2

	(h)	“Company Terminating Event”	2

	(i)	“Company Vesting Event”	3

	(j)	“Covered Employee”	3

	(k)	“Effective Date”	3

	(l)	“Employee”	4

	(m)	“Exchange Act”	4

	(n)	“Exercise Price”	4

	(o)	“Fair Market Value”	4

	(p)	“Freestanding SAR”	5

	(q)	“ISO”	5

	(r)	“Nonstatutory Option”	5

	(s)	“Option”	5

	(t)	“Optionee”	5

I

	(u)	“Participant”	5

	(v)	“Payroll Employee”	5

	(w)	“Performance-Based Exception”	5

	(x)	“Period of Restriction”	6

	(y)	“Plan”	6

	(z)	“Restricted Stock”	6

	(aa)	“Stock Appreciation Right” or “SAR”	6

	(bb)	“Service”	6

	(cc)	“Share”	6

	(dd)	“Stock”	6

	(ee)	“Stock Option Agreement”	6

	(ff)	“Substitute Option”	6

	(gg)	“Tandem SAR”	6

	(hh)	“Total and Permanent Disability”	7

3.	ADMINISTRATION.		7

	(a)	Committee Membership.	7

	(b)	Committee Procedures.	7

	(c)	Committee Responsibilities.	7

4.	ELIGIBILITY.		8

	(a)	General Rules.	8

	(b)	Ten-Percent Shareholders.	8

	(c)	Attribution Rules.	9

	(d)	Outstanding Stock.	9

5.	STOCK SUBJECT TO PLAN.		9

II

	(a)	Basic Limitation.	9

	(b)	Additional Shares.	9

6.	TERMS AND CONDITIONS OF OPTIONS.		10

	(a)	Stock Option Agreement.	10

	(b)	Number of Shares.	10

	(c)	Exercise Price.	10

	(d)	Exercisability.	10

	(e)	Term.	11

	(f)	Transferability.	11

	(g)	No Rights as a Shareholder.	11

	(h)	Modification, Extension and Renewal of Options.	11

	(i)	Substitute Options.	11

7.	STOCK APPRECIATION RIGHTS		12

	(a)	Grant of SARs.	12

	(b)	SAR Agreement.	12

	(c)	Term of SARs.	12

	(d)	Exercise of Freestanding SARs.	12

	(e)	Exercise of Tandem SARs.	12

	(f)	Payment of SAR Amount.	13

	(g)	Nontransferability of SARs.	13

	(h)	Vesting Event.	13

8.	RESTRICTED STOCK		13

	(a)	Grant of Restricted Stock.	13

III

	(b)	Restricted Stock Agreement.	14

	(c)	Transferability.	14

	(d)	Other Restrictions.	14

	(e)	Voting Rights.	15

	(f)	Dividends and Other Distributions.	15

	(g)	Vesting Event.	15

9.	TERMINATION OF EMPLOYMENT/DIRECTORSHIP		15

10.	PERFORMANCE MEASURES		17

11.	PAYMENT FOR SHARES.		18

	(a)	General Rule.	18

	(b)	Surrender of Previously Owned Stock.	18

	(c)	Exercise/Sale.	18

	(d)	Exercise/Pledge.	19

12.	TAX WITHHOLDING.		19

13.	ADJUSTMENTS TO AWARDS.		19

	(a)	Adjustments Upon Changes in Capitalization.	19

	(b)	Reservation of Rights.	20

14.	TERMINATING EVENTS.		20

15.	SECURITIES LAWS.		20

16.	NO RETENTION RIGHTS.		21

17.	DURATION AND AMENDMENTS.		21

IV

	(a)	Term of the Plan.	21

	(b)	Right to Amend or Terminate the Plan.	21

	(c)	Effect of Amendment or Termination.	22

18.	GOVERNING LAW; INTEGRATION		22

V

AMENDED AND RESTATED

PLACER SIERRA BANCSHARES 2002 STOCK OPTION PLAN

1. PURPOSE.

The Company hereby amends and restates the First California Bancshares 2002 Stock Option Plan, as set forth in this document (as amended and restated, the Placer Sierra Bancshares 2002 Stock Option Plan). The Plan permits the grant of Nonstatutory Options, Incentive Stock Options, Stock Appreciation Rights and Restricted Stock Awards.

The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s shareholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

Subject to approval by the Company’s shareholders, the terms of this restated Plan shall become effective as of March 1, 2004. Options granted before this date shall continue to be governed by the terms of the Plan as they existed before such Date.

2. DEFINITIONS.

(a) “Affiliate”

shall mean any corporation, partnership or limited liability company which controls, is controlled by, or is under common control with, the Company. A corporation, partnership or limited liability company that attains the status of an Affiliate on a date after the adoption of the Plan shall be considered an Affiliate commencing as of such date.

(b) “Agreement”

means a written or electronic agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

(c) “Award”

shall mean, individually or collectively, a grant under this Plan of Nonstatutory Options, ISOs, Stock Appreciation Rights or Restricted Stock Awards.

(d) “Board of Directors”

shall mean the Board of Directors of the Company, as constituted from time to time.

(e) “Code”

shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee”

shall mean a committee of the Board of Directors, as described in Section 3(a), or in the absence of such a committee, the Board of Directors.

(g) “Company”

shall mean Placer Sierra Bancshares, a California corporation.

(h) “Company Terminating Event”

shall mean the occurrence, subsequent to completion of the Company’s initial public offering of its Stock, of any of the following events:

(i) the consummation of a plan of dissolution or liquidation of the Company;

(ii) the individuals who, as of January 31, 2004, are members of the Board of Directors of the Company (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment of any new director or the election or nomination for election by the Company’s shareholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a “Person”) (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(iii) the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the shareholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation (the “Surviving Corporation”) in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation and the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least 50% of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the Surviving Corporation, or (B) the Company is reorganized, merged or consolidated with a corporation in which any shareholder owning at least 50% of the combined voting power of the outstanding voting securities of the Company immediately prior to such reorganization, merger or consolidation, owns at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation.

(iv) the sale of all or substantially all of the assets of the Company to another Person;

(v) the acquisition of beneficial ownership of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person.

(i) “Company Vesting Event”

shall mean the approval by the shareholders of the Company of any matter, plan or transaction which would constitute a Company Terminating Event, or if any Company Terminating Event occurs without shareholder approval, the occurrence of such Company Terminating Event.

(j) “Covered Employee”

shall mean a Participant who, as of the date of exercise and/or vesting of an Award, as applicable, is a “covered employee,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

(k) “Effective Date”

shall mean the earlier of the date of adoption of the First California Bancshares 2002 Stock Option Plan by the Board of Directors of the Company or the approval of the Plan by the shareholders of the Company in the manner required by applicable law or regulation.

(l) “Employee”

shall mean:

(i) Any individual who is a full- or part-time salaried or hourly employee (i.e., paid in accordance with normal payroll procedures) of the Company or of an Affiliate (a “Payroll Employee”);

(ii) A member of the Board of Directors or a member of the Board of Directors of any Affiliate; and

(iii) An independent contractor who performs services for the Company or an Affiliate and who is not a member of the Board of Directors.

Service as an independent contractor or member of the Board of Directors shall be considered employment for all purposes of the Plan, except as provided in Section 4(a).

(m) “Exchange Act”

shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price”

shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

(o) “Fair Market Value”

shall mean the market price of Stock, determined by the Committee as follows:

(i) If Stock was traded over-the-counter on the date in question but was not traded on the NASDAQ system or the NASDAQ National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.;

(ii) If Stock was traded over-the-counter on the date in question and was traded on the NASDAQ system or the NASDAQ National Market System, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the NASDAQ system or the NASDAQ National Market System;

(iii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(p) “Freestanding SAR”

shall mean an SAR that is granted independently of any Options, as described in Section 7 hereof.

(q) “ISO”

shall mean an employee incentive stock option described in Section 422(b) of the Code.

(r) “Nonstatutory Option”

shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(s) “Option”

shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(t) “Optionee”

shall mean an individual who holds an Option.

(u) “Participant”

shall mean an individual who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

(v) “Payroll Employee”

shall have the meaning ascribed in paragraph (l)(i) hereof.

(w) “Performance-Based Exception”

shall mean the performance-based exception from the tax deductibility limitations of Code Section 162(m).

(x) “Period of Restriction”

means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Section 8 hereof.

(y) “Plan”

shall mean the First California Bancshares 2002 Stock Option Plan, as it may be amended from time to time.

(z) “Restricted Stock”

shall mean an Award granted to a Participant pursuant to Section 8 hereof.

(aa) “Stock Appreciation Right” or “SAR”

shall mean an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Section 7 hereof.

(bb) “Service”

shall mean service as an Employee.

(cc) “Share”

shall mean one share of Stock, as adjusted in accordance with Section 13 (if applicable).

(dd) “Stock”

shall mean the Common Stock of the Company.

(ee) “Stock Option Agreement”

shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

(ff) “Substitute Option”

shall mean an option described in Section 6(i).

(gg) “Tandem SAR”

shall mean an SAR that is granted in connection with a related Option pursuant to Section 7 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

(hh) “Total and Permanent Disability”

shall mean as defined in Section 22(e)(3) of the Code.

3. ADMINISTRATION.

(a) Committee Membership.

The Board of Directors shall have the authority to administer the Plan but may delegate its administrative powers under the Plan, in whole or in part, to one or more committees of the Board of Directors. With respect to the participation of Employees who are subject to Section 16 of the Exchange Act, the Plan may be administered by a committee composed solely of two or more members of the Board of Directors who qualify as “nonemployee directors” as defined in Securities and Exchange Commission Rule 16b-3 under the Exchange Act. With respect to the participation of Employees who are or may become Covered Employees, the Plan may be administered by a committee composed solely of two or more members of the Board of Directors who qualify as “outside directors” as such term is defined in Section 162(m) of the Code and the regulations thereunder. If the committee members meet both such qualifications, then one committee may administer the Plan both with respect to Employees who are subject to Section 16 of the Exchange Act or who are or may become considered to be Covered Employees. The Board of Directors may appoint a separate committee, consisting of one or more members of the Board of Directors who do not meet such qualifications. Such committee may administer the Plan with respect to Employees who are not officers of the Company or members of the Board of Directors, may grant Options under the Plan to such Employees and may determine the timing, number of Shares and other terms of such grants.

(b) Committee Procedures.

The Board of Directors shall designate one of the members of any Committee appointed under paragraph (a) as chairman. Any such Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(c) Committee Responsibilities.

Subject to the provisions of the Plan, any such Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Awards are to be granted under the Plan;

(v) To select the Participants;

(vi) To determine the number of Shares to be made subject to each Award;

(vii) To prescribe the terms and conditions of each Award and to specify the provisions of the Agreement relating to such Award;

(viii) To amend any outstanding Agreement, subject to applicable legal restrictions and to the consent of the Participant who entered into such Agreement;

(ix) To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration (if any); and

(x) To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Award.

4. ELIGIBILITY.

(a) General Rules.

Only Employees shall be eligible for designation as Participants by the Committee. In addition, only Payroll Employees who are employed by the Company or by a subsidiary corporation (within the meaning of section 424(f) of the Code) of the Company (including a subsidiary corporation that becomes such after the adoption of the Plan) shall be eligible to receive an ISO Award.

(b) Ten-Percent Shareholders.

An Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its subsidiaries shall not be eligible for the grant of an ISO unless:

(i) The Exercise Price is at least 110 percent of the Fair Market Value of a Share on the date of grant; and

(ii) Such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

(c) Attribution Rules.

For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

(d) Outstanding Stock.

For purposes of Subsection (b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation.

Shares reserved for issuance pursuant to the exercise of Awards granted under the Plan shall be authorized but unissued Shares. Subject to adjustment as provided in Section 13 hereof, the aggregate number of Shares which may be issued pursuant to the exercise of Options granted under the Plan, pursuant to Restricted Stock Awards granted under the Plan and underlying grants of SAR Awards under the Plan shall be 2,277,926. In no event shall Awards be granted for a number of Shares which exceeds the number of Shares reserved for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. For purposes of the above calculations, Shares subject to both an Option and a Tandem SAR shall be counted only once.

At no time shall the total number of Shares issuable upon exercise of all outstanding Options and SARs and vesting of all Restricted Stock Awards and the total number of Shares provided for under any stock bonus or similar plan of the Company exceed thirty percent (30%) of the then outstanding Shares of the Company’s Common Stock.

(b) Additional Shares.

In the event that any outstanding Award granted under this Plan, including Substitute Options, for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Award shall become available for the purposes of this Plan.

6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement.

Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement executed by the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares.

Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 13. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option. For as long as the Code shall so provide, Options granted to any Payroll Employee under the Plan (and any other incentive stock option plans of the Company or its Affiliates) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one (1) calendar year for shares of Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. Subject to adjustment as provided in Section 13 hereof, the maximum aggregate number of Shares that may be granted in the form of Stock Options pursuant to Awards granted in any one fiscal year to any one Participant shall be 500,000.

(c) Exercise Price.

Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b) with respect to ISOs and Section 6(i) with respect to Substitute Options. The Exercise Price shall be payable in a form described in Section 11.

(d) Exercisability.

Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee in its sole discretion; provided, however, that:

(i) Upon the occurrence of a Company Vesting Event, the Option shall become immediately exercisable as to all Shares covered by such Option, whether or not previously vested; and

(ii) In the event that an Optionee’s Service terminates, the Option shall be exercisable only to the extent the Option was vested as of the date of such termination, unless otherwise specified in the Optionee’s Stock Option Agreement.

(e) Term.

Each Stock Option Agreement shall specify the term of the Option. No Option shall have a term exceeding 10 years from the date of grant. Subject to the preceding sentence, the Committee in its sole discretion shall determine when an Option is to expire.

(f) Transferability.

During an Optionee’s lifetime, such Optionee’s Options shall be exercisable only by him or her. An Option shall not be transferable, other than by will or by the laws of descent and distribution.

(g) No Rights as a Shareholder.

An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 13.

(h) Modification, Extension and Renewal of Options.

Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee’s rights or increase his or her obligations under such Option.

(i) Substitute Options.

If the Company at any time should succeed to the business of another corporation through merger or consolidation, or through the acquisition of stock or assets of such corporation, Options may be granted under the Plan in substitution of options previously granted by such corporation to purchase shares of its stock which options are outstanding at the date of the succession (“Surrendered Options”). The Committee shall have discretion to determine the extent to which such Substitute Options shall be granted, the persons to receive such Substitute Options, the number of Shares to be subject to such Substitute Options, and the terms and conditions of such Substitute Options which shall, to the extent permissible within the terms and conditions of the Plan, be equivalent to the terms and conditions of the Surrendered Options. The Exercise Price may be determined without regard to Section 6(c); provided however, that the Exercise Price of each

Substitute Option shall be an amount such that, in the sole and absolute judgment of the Committee (and if the Substitute Options are to be ISO’s, in compliance with Section 424(a) of the Code), the economic benefit provided by such Substitute Option is not greater than the economic benefit represented by the Surrendered Option as of the date of the succession.

7. STOCK APPRECIATION RIGHTS

(a) Grant of SARs.

Subject to the terms and conditions of the Plan, SARs may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a Freestanding SAR shall not be less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of a Tandem SAR shall equal the Exercise Price of the related Option, which shall not be less than the Fair Market Value of a Share on the date of grant of the SAR. Subject to adjustment as provided in Section 13 hereof, the maximum aggregate number of Shares that may be granted in the form of SAR Awards granted in any one fiscal year to any one Participant shall be 500,000.

(b) SAR Agreement.

Each SAR grant shall be evidenced by an Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

(c) Term of SARs.

The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion.

(d) Exercise of Freestanding SARs.

Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

(e) Exercise of Tandem SARs.

Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

(f) Payment of SAR Amount.

Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)	The number of Shares with respect to which the SAR is exercised.

In the sole discretion of the Committee, the payment upon an SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

(g) Nontransferability of SARs.

Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

(h) Vesting Event.

Upon the occurrence of a Company Vesting Event, the SAR shall become immediately exercisable as to all Shares covered by such SAR, whether or not previously vested. In the event that a Participant’s Service terminates, the SAR shall be exercisable only to the extent the SAR was vested as of the date of such termination, unless otherwise specified in the Participant’s SAR Agreement.

8. RESTRICTED STOCK

(a) Grant of Restricted Stock.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine.

(b) Restricted Stock Agreement.

Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

(c) Transferability.

Except as provided in this Section 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. Unless otherwise specified in the Restricted Stock Award Agreement, until the end of the applicable Period of Restriction all rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or such Participant’s legal representative.

(d) Other Restrictions.

The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, and/or restrictions to ensure the Award complies with the Performance-Based Exception.

Unless the Committee shall determine otherwise, the Committee shall grant and administer all Restricted Stock Awards with the intent of meeting the criteria of Code Section 162(m) for performance-based compensation. To this end, the outcome of all targeted goals shall be substantially uncertain on the date of grant; the goals shall be established no later than 90 days following the commencement of service to which the goals relate; the minimum period for attaining each performance goal shall be one year; and the Committee shall certify at the conclusion of the performance period whether the performance-based goals have been attained. Such certification may be made by noting the attainment of the goals in the minutes of the Committee’s meetings. The maximum value of Restricted Stock Awards that may be granted to any Participant in a calendar year shall not exceed $500,000 (measured by the difference between the amount the Participant must pay for the restricted Shares (if any) and the Fair Market Value of the Shares on the date of the grant). The performance goals that the Committee shall use for purposes of complying with Code Section 162(m) are set forth in Section 10.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Subject to restrictions on transfer imposed under applicable securities laws and except as otherwise provided in the Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

(e) Voting Rights.

If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

(f) Dividends and Other Distributions.

During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

(g) Vesting Event.

Upon the occurrence of a Company Vesting Event, the Restricted Stock shall become immediately vested, whether or not previously vested.

9. TERMINATION OF EMPLOYMENT/DIRECTORSHIP

The following rules shall apply in the event that the Participant’s Service terminates:

(i) In the event that the Participant’s Service terminates as a result of such Participant’s death or Total and Permanent Disability, the term of the Option or SAR shall expire twelve months (or such other period specified in the Participant’s Agreement) after such death or Total and Permanent Disability but not later than the original expiration date specified in the Agreement, provided, however, that the expiration of the term of a Nonstatutory Option or SAR may be extended for such further period as the Committee, in its sole discretion, may determine, to a date not later than the original expiration date specified in the Stock Option Agreement or SAR Agreement.

(ii) If the Employee’s employment with the Company terminates (by resignation or otherwise) for cause, all unexercised Options or SARs or unvested Restricted Stock Awards shall expire immediately upon such termination (notice or advice of which shall subsequently be given by the Company), and thereafter neither the Employee nor the Employee’s estate shall have any rights under the Award whatsoever, whether or not after such termination the Employee may receive payment from the Company for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice or for other benefits. For purposes of this Paragraph (ii), “cause” shall mean an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company or its shareholders, disclosure of any of the secrets or confidential information of the Company, the inducement of any client or customer of the Company to break any contract with the Company, or the inducement of any principal for whom the Company acts as agent to terminate such agency relationship, the engagement of any conduct which constitutes unfair competition with the Company, the removal of the Employee from office by any court or bank regulatory agency, or such other similar acts which the Committee in its discretion reasonably determines to constitute good cause for termination of Employee’s Service. As used in this Paragraph (ii), Company includes Affiliates of the Company.

(iii) In the event that the Participant’s Service terminates as a result of termination for any reason other than Total and Permanent Disability, death or cause, the term of the Option or SAR shall expire three months (or such other period specified in the Agreement) after such termination, but not later than the original expiration date specified in the Agreement, provided, however, that the expiration of the term of a Nonstatutory Option or SAR may be extended for such further period as the Committee, in its sole discretion, may determine, to a date not later than the original expiration date specified in the Stock Option Agreement or SAR Agreement.

(iv) In the event that a Participant’s Service terminates for any reason, an Option or SAR shall be exercisable only to the extent the Option or SAR was vested as of the date of such termination, unless otherwise specified in the Participant’s Agreement. Unless otherwise specified in the Participant’s Agreement, the Participant’s rights under any unvested Option or SAR shall expire immediately as of the date of termination and the Participant shall no longer have any further rights under such Awards whatsoever.

(v) Unless otherwise specified in the Participant’s Agreement, in the event that a Participant’s Service terminates for any reason, the Participant’s rights under the unvested portion of any Restricted Stock Award shall terminate immediately and the Participant shall no longer have any further rights under such Award whatsoever.

10. PERFORMANCE MEASURES

Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to current or future Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a)	Net income (before or after taxes);

(b)	Earnings per share;

(c)	Cash flow;

(d)	Share price (including, but not limited to, growth measures and total shareholder return);

(e)	Net interest income;

(f)	Net interest margin;

(g)	Non-interest income;

(h)	Efficiency ratio;

(i)	Any of the above measures compared to peer or other companies.

Performance measures may be set either at the Company level, subsidiary level, or branch level.

Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward. However, the Committee shall retain the discretion to adjust such Awards downward. The Committee, in its sole discretion, may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 13 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s or any Award’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

11. PAYMENT FOR SHARES.

(a) General Rule.

The entire Exercise Price of Options or purchase price of Restricted Stock issued under the Plan shall be payable in lawful money of the United States of America in cash or by certified check, official bank check, or the equivalent thereof acceptable to the Company at the time when such Shares are purchased, except as follows:

(i) ISOs. In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (in its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections (b), (c), (d) or (e) below.

(ii) Nonstatutory Options. In the case of a Nonstatutory Option granted under the Plan, the Committee (in its sole discretion) may accept payment pursuant to Subsections (b), (c), (d) or (e) below.

(iii) Restricted Stock. In the case of Restricted Stock granted under the Plan, the Committee (in its sole discretion) may accept payment pursuant to Subsection (c) below.

(b) Surrender of Previously Owned Stock.

To the extent that this Subsection (b) is applicable, payment may be made all or in part with Shares which have already been owned by the Participant or his or her representative for more than 6 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Exercise/Sale.

To the extent that this Subsection (c) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares which have already been owned by the Participant or his or her representative for more than 6 months and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(d) Exercise/Pledge.

To the extent that this Subsection (d) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares which have already been owned by the Participant or his or her representative for more than 6 months to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

12. TAX WITHHOLDING.

Prior to the exercise of any Option or SAR, vesting of any Restricted Stock Award or other event with respect to an Award that the Company believes triggers a withholding obligation, the Participant must pay, or make arrangements acceptable to the Company for the payment of any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of Shares under the Plan, an appropriate number of Shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

13. ADJUSTMENTS TO AWARDS.

(a) Adjustments Upon Changes in Capitalization.

If the outstanding shares of Stock are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, through a reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation, partial or complete liquidation or otherwise, without consideration to the Company, an adjustment shall be made in the number and class of Shares that may be delivered under Section 5, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Sections 6(b) and 7(a), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Any adjustment under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Stock shall be issued or made available under the Plan on account of any such adjustment, and fractional share interests shall be disregarded and the fractional share interest shall be rounded down to the nearest whole number.

(b) Reservation of Rights.

Except as provided in this Section 13, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

14. TERMINATING EVENTS.

Not less than thirty (30) days prior to the occurrence of a Company Terminating Event, the Committee or the Board shall notify each Participant of the pendency of the Company Terminating Event. Upon the effective date of the Company Terminating Event, the Plan shall automatically terminate and all unexercised Options and SARs theretofore granted shall terminate, unless provision is made in connection with such transaction for the continuance of the Plan and/or assumption of Options and SARs theretofore granted, or substitution for such Options and SARs with new stock options and stock appreciation rights covering stock of a successor corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and Options and SARs theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised Options and SARs shall terminate pursuant to the preceding sentence, all persons shall have the right to exercise the Options and SARs then outstanding and not exercised at such time prior to the consummation of the transaction causing such termination as the Company shall designate, unless the Board shall have provided for: (i) in the case of Options, the cancellation of such Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Stock as of the date of the Company Terminating Event over the exercise price of such Options; or (ii) or in the case of SARs, the cancellation of such SARs in exchange for a cash payment equal to the excess of the Fair Market Value of the Stock as of the date of the Company Terminating Event over the grant price of the SARs.

15. SECURITIES LAWS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

Upon the grant of an Award under this Plan, or upon the exercise of any Option or SAR granted under this Plan or vesting of any Restricted Stock Award, the Company may require a Participant to sign an investment covenant to the effect that such Award and related Stock will be acquired by the Participant for his or her own account for investment and not with a view to, or for sale in connection with, any distribution of the Award or Stock. The certificates representing the shares of Stock purchased under any Award granted under this Plan may contain such legends as counsel for the Company shall deem necessary to comply with any applicable securities law, rule, or regulation.

All Awards granted under the Plan are subject to the requirement that if at any time the Board of Directors or the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, or if, in the opinion of counsel to the Company, compliance with any state or federal securities laws is necessary or desirable as a condition of or in connection with the issuance of Shares under the Award, the Participant’s right to exercise any and all Options or SARs or receive any Shares in connection with the vesting of any Restricted Stock Award shall be suspended unless such listing, qualification, consent, approval, or compliance shall have been effected or obtained free of any condition not acceptable to the Board of Directors or the Committee.

16. NO RETENTION RIGHTS.

Neither the Plan nor any Award shall be deemed to give any individual the right to remain an employee or consultant of the Company or an Affiliate. The Company and its Affiliates reserve the right to terminate the Service of any employee or consultant at any time, with or without cause, subject to applicable laws and a written employment agreement (if any).

17. DURATION AND AMENDMENTS.

(a) Term of the Plan.

The Plan, as set forth herein, shall become effective as of the Effective Date. The Plan, if not extended, shall terminate automatically ten years after the Effective Date. It may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan.

The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws or regulations.

(c) Effect of Amendment or Termination.

No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously granted under the Plan.

18. GOVERNING LAW; INTEGRATION

This Plan and the rights and obligations of the Company and the participants in this Plan shall be governed and construed according to the domestic substantive laws of the State of California without giving effect to choice or conflict of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction. This Plan and the Agreements entered into from time to time pursuant to the Plan constitute the sole understanding of the Company and the participants with respect to the subject matter of the Plan and the Agreements.